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                                                                     Exhibit 1.2

                   TOYOTA AUTO RECEIVABLES 2000-B OWNER TRUST

                 $70,000,000 6.75% ASSET BACKED NOTES, CLASS A-2
                 $65,000,000 6.76% ASSET BACKED NOTES, CLASS A-3

                           PLACEMENT AGENCY AGREEMENT

                                                              September 26, 2000


Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
World Financial Center, North Tower
New York, New York 10080

Ladies and Gentlemen:

     Toyota Motor Credit Receivables Corporation, a California corporation (the "Seller") and a wholly owned subsidiary of Toyota Motor Credit Corporation, a California corporation ("TMCC"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") with respect to Merrill acting as agent (the "Agent") for the sale by the Seller to [*] of $70,000,000 of Class A-2 Notes (the "[*] Direct Purchase Notes") under a Note Purchase Agreement dated September 26, 2000 among [*], the Seller and TMCC (the "[*] Note Purchase Agreement") and to [*] of $65,000,000 of Class A-3 Notes (the "[*] Direct Purchase Notes" and together with the [*] Direct Purchase Notes, the "Direct Purchase Notes") under a Note Purchase Agreement dated September 26, 2000 among [*], the Seller and TMCC (the "[*] Note Purchase Agreement") issued by the Toyota Auto Receivables 2000-B Owner Trust (the "Trust"). The assets of the Trust will include, among other things, a pool of retail installment sale contracts (the "Receivables") secured by the new and used automobiles and light duty trucks financed thereunder (the "Financed Vehicles") and certain monies due or to become due thereunder on or after September 1, 2000 (the "Cutoff Date") and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of September 1, 2000 (the "Sale and Servicing Agreement") among the Trust, the Seller and TMCC. TMCC purchased the Receivables from certain Toyota and Lexus dealers. The Receivables and other assets of the Trust will be sold by TMCC to the Seller pursuant to a Receivables Purchase Agreement (the "Receivables Purchase Agreement") to be dated as of September 1, 2000 between TMCC and the Seller. Pursuant to the Sale and Servicing Agreement, the Seller will sell the Receivables to the Trust and TMCC will service the Receivables on behalf of the Trust. In addition, pursuant to the Sale and Servicing Agreement, TMCC will agree to perform certain administrative tasks on behalf of the Trust imposed on the Trust under the Indenture. The Notes (as defined below) will be issued pursuant to the Indenture to be dated as of September 1, 2000 (the "Indenture"), between the Trust and U.S. Bank National Association (the "Trustee"). TMCC will cause the Seller to form the Trust pursuant to a Trust

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[*] Confidential information omitted and filed separately with the Commission.

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Agreement (the "Trust Agreement") to be dated as of September 1, 2000, between the Seller, U.S. Bank Trust National Association as owner trustee (the "Owner Trustee") and U.S. Bank Trust National Association, as Delaware trustee ("Delaware Trustee"). As used herein, the term "Basic Documents" refers to the Sale and Servicing Agreement, the Trust Agreement, the Indenture and the Receivables Purchase Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement and/or the Underwriting Agreement. It is a condition to the effectiveness of this Placement Agency Agreement that the Underwriting Agreement be duly executed and delivered by the parties thereto.

     Simultaneously with the sale of the Direct Purchase Notes, the Seller will sell $359,000,000 aggregate principal amount of the Class A-2 Notes, $342,000,000 aggregate principal amount of the Class A-3 Notes and $209,038,000 aggregate principal amount of the Class A-4 Notes (the "UNDERWRITTEN NOTES" and, together with the Direct Purchase Notes, the "OFFERED NOTES"), to Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated as joint global coordinators, bookrunners and representatives of the several underwriters (the "UNDERWRITERS"), pursuant to the Underwriting Agreement, dated September 26, 2000,(the "UNDERWRITING AGREEMENT"), among the Seller, TMCC, and the Underwriters. The Trust will also issue $366,759,000 aggregate principal amount of Class A-1 Notes (the "Class A-1 Notes" and together with the Offered Notes, the "Notes") which are not being offered to the public.

          1. APPOINTMENT. Subject to the terms and conditions stated herein and subject to the reservation by the Seller and TMCC of the right to sell the Underwritten Notes to the Underwriters, the Seller and TMCC hereby agree that, to the extent they sell the Direct Purchase Notes in a direct placement, the Direct Purchase Notes will be sold only through the Agent.

          1.1 AGENT NOT ACTING AS PRINCIPAL. The Agent, in its capacity as a placement agent hereunder, shall not have any obligation to purchase as principal the Direct Purchase Notes from the Seller and TMCC.

          1.2 SOLICITATIONS AS AGENT. If agreed upon between the Agent and the Seller and TMCC, the Agent, acting solely as an agent for the Seller and TMCC and not as principal, will solicit offers for the purchase of the Direct Purchase. The Agent will communicate to the Seller and TMCC, orally, each offer for the purchase of the Direct Purchase Notes solicited by it on an agency basis other than those offers rejected by the Agent. The Seller and TMCC may accept or reject any offer for the purchase of the Direct Purchase Notes, in whole or in part. The Agent shall make reasonable efforts to assist the Seller and TMCC in obtaining performance by each purchaser whose offer for the purchase of the Direct Purchase Notes has been solicited by it on an agency basis and accepted by the Seller and TMCC. The Agent shall not have any liability to the Seller and TMCC in the event that any such purchase is not consummated. If the Seller and TMCC shall default on its obligation to deliver Direct Purchase Notes to a purchaser whose offer has been solicited by the Agent on an agency basis and accepted by the Seller and TMCC, the Seller and TMCC shall hold the Agent harmless against any loss, claim

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     or damage arising from or as a result of such default by the Seller and
     TMCC.

          2. REPRESENTATIONS, WARRANTIES AND COVENANTS.

          2.1 Representations, Warranties and Covenants of the Seller and TMCC. The Seller and TMCC each represent and warrant to the Agent as follows:

          (a) (i) Registration statements on Form S-3 (No. 333-76505) and (No. 333-41568), including a form of prospectus supplement, relating to the Offered Notes and a form of Base Prospectus relating to each class of securities to be registered under such registration statement (the "Registered Securities") have been filed with the Securities and Exchange Commission (the "Commission") and each registration statement either (A) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If each registration statement (each an "initial registration statement") has been declared effective, either (i) any additional registration statement (the "additional registration statement") relating to the Offered Notes has been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and declared effective upon filing pursuant to Rule 462(b) and the Offered Notes have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement or (ii) any such additional registration statement proposed to be filed with the Commission pursuant to Rule 462(b) will become effective upon filing pursuant to Rule 462(b) and upon such filing the Offered Notes will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Seller does not propose to amend each initial registration statement, any such additional registration statement or any post-effective amendment to either such registration statement filed with the Commission prior to the execution and delivery of this Agreement, then the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act ("Rule 462(c)") or Rule 462(b).

          For purposes of this Agreement, "Effective Time" with respect to each initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Seller has advised the Agent that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or (B) if the Seller has advised the Agent that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If the Seller has advised the Agent that it proposes to file, but has not filed, an additional registration statement prior to the execution and delivery of this Agreement, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration

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     statement is filed and becomes effective pursuant to Rule 462(b).
     "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof.

          Each initial registration statement, as amended at its Effective Time, including all information (A) contained in the additional registration statement (if any), (B) deemed to be a part of such initial registration statement as of the Effective Time of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed and (C) deemed to be a part of such initial registration statement as of its Effective Time pursuant to Rule 430A(b) under the Act ("Rule 430A(b)"), is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including (A) the contents of such initial registration statement incorporated by reference therein and (B) all information deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement." Each Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." The form of prospectus supplement relating to the Offered Notes (the "Prospectus Supplement") and the form of prospectus (the "Base Prospectus") relating to the Registered Securities (including the Offered Notes), as first filed with the Commission in connection with the offering and sale of the Offered Notes pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)") or, if no such filing is required, as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus". Any reference herein to "Registration Statement" or "Prospectus" shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") on or before the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference; any reference in this Agreement to documents, financial statements and schedules and other information which is "contained", "included", "stated", "described" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          (ii) (A) On the Effective Date of any Registration Statement whose Effective Time is prior to the execution and delivery of this Agreement, each such Registration Statement conformed, (B) on the date of this Agreement each such Registration Statement conforms and (C) on any related Effective Date subsequent to the date of this Agreement, each such Registration Statement will conform, in all material respects, with the

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     requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations"), and at such times did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the time of the filing of the Prospectus pursuant to Rule 424(b) or, if no such filing is required, at the Effective Date of the Additional Registration Statement that includes the Prospectus, on the date of this Agreement and at the Closing Date (as such term is defined in Section 3 hereof), the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and does not include, or will not include, any untrue statement of a material fact nor does the Prospectus omit, nor will it omit, any material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the date of this Agreement, no Additional Registration Statement has been or will be filed.

          (iii) The consummation of the transactions contemplated by this Agreement and the Basic Documents, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Seller or TMCC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller or TMCC is a debtor or guarantor.

          (iv) No consent, approval, or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Seller or TMCC for the consummation of the transactions in the manner contemplated by this Agreement except such as have been obtained and made under the Act or the Rules and Regulations, such as may be required under state securities laws and the filing of any financing statements required to perfect the transfer of the Receivables.

          (v) Neither the Seller nor TMCC is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could have a material adverse effect on the transactions contemplated herein or in the Basic Documents. The execution, delivery and performance of this Agreement and the Basic Documents and the issuance of the Notes and sale of the Offered Notes and compliance with the terms and provisions of the Notes will not, subject to obtaining any consents or approvals as may be required under the securities laws of various jurisdictions in the United States and elsewhere, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Seller or TMCC or any of their respective properties or any agreement or instrument to which the Seller or TMCC is a party or by which the Seller or TMCC is bound or to which any of their respective properties is subject, or the charter or by-laws of the Seller or TMCC, and each of the Seller and TMCC has full corporate

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     power and authority to enter into this Agreement and the Basic Documents and to consummate the transactions contemplated hereby and thereby.

          (vi) This Agreement and each of the Basic Documents to which it is a party has been duly authorized, executed and delivered by the Seller and TMCC.

          (vii) The Seller has caused to be filed with the Commission on September 25, 2000 the Current Report on Form 8-K with respect to the Term Sheet dated September 25, 2000 relating to the Offered Notes (the "Term Sheet").

          (viii) The Offered Notes are "asset backed securities" within the meaning of, and satisfy the requirements for use of, Form S-3 under the Act.

          (ix) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (x) The Trust is not an "investment company" and is not required to be registered as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

     (b) As of the Closing Date, the representations and warranties of the Seller and of TMCC in each of the Basic Documents to which it is a party will be true and correct in accordance with the terms of such Basic Document; provided, however, that with respect to representations made with respect to any Receivable, the sole remedy for any breach thereof is, as provided in the related agreement, the repurchase by either TMCC or the Seller, as the case may be, of such Receivable.

     (c) As of the Closing Date, (A)(i) the representations and warranties of the Seller in this Agreement are true and correct, (ii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission, (iii) the Additional Registration Statement, if any, satisfying the requirements of Rule 462(b)(1) and Rule 462(b)(3) was filed in accordance with Rule 462(b) (including payment of the applicable filing fee in accordance with Rule 111(a) or Rule 111(b) under the
Act) prior to the time the Prospectus was printed or distributed to the Agent and (iv) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Seller except as set forth or contemplated in the Prospectus, which in the reasonable judgment of the Agent, materially impairs the investment quality of the Direct Purchase Notes, or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Direct Purchase Notes and, (B)(i) the representations and warranties of TMCC in this Agreement are true and correct, and (ii) subsequent to the date of this Agreement there has been no material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of TMCC, which in the reasonable judgment of the Agent,

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materially impairs the investment quality of the Direct Purchase Notes, or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Direct Purchase Notes.

     (d) On the Closing Date, the Offered Notes shall have been rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard and Poor's) and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

     2.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF AGENT. The Agent represents and warrants to the Seller and TMCC as follows:

          (a) DUE ORGANIZATION. The Agent has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to enter into and perform its obligations under this Agreement.

          (b) AUTHORIZATION OF THIS AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Agent.

          (c)  AFFILIATES. The Agent is an affiliate of [*] and [*].

          (d) OFFERS. With respect to offers or sales outside of the United States, the Agent makes the following representations and warranties:

               (i) The Agent will comply with all applicable laws and regulations in each jurisdiction in which it places, offers or sells Direct Purchase Notes or possesses or distributes the Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Direct Purchase Notes under the laws and regulations in force in any jurisdiction, to which it is subject or in which it makes such purchases, offers or sales and neither the Seller or TMCC shall have any responsibility therefor.

               (ii) No action has been or will be taken by such Agent that would permit a public offering of the Direct Purchase Notes or possession, or distribution of any offering material in relation to the Direct Purchase Notes in any jurisdiction where action for that purpose is required unless the Seller or TMCC has agreed to such actions and such actions have been taken.

               (iii) The Agent shall not offer, sell or deliver any of the Direct Purchase Notes or distribute any such offering material in or from any jurisdiction except under circumstances, which will result in compliance with applicable laws and regulations and which will not impose any obligation on the Seller or TMCC.

               (iv) The Agent acknowledges that it is not authorized to give any information or make any representations in relation to the Direct Purchase Notes other than those contained or incorporated by reference in the Prospectus for the Direct Purchase Notes and such additional information, if any, as the Seller or

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[*] Confidential information omitted and filed separately with the Commission.


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          TMCC shall, in writing, provide to and authorize such Agent so to use and distribute to actual and potential purchasers of Direct Purchase Notes.

               (v) The Agent has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Direct Purchase Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

               (vi) The Agent has complied and will comply with all applicable provisions of the Financial Services Act 1986 ("FSA") with respect to anything done by such Agent in relation to the Direct Purchase Notes in, from or otherwise involving the United Kingdom.

               (vii) The Agent will have only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Direct Purchase Notes, to a person who is of a kind described in Article 11(3) of the FSA (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

          3. FEE. The Seller and TMCC agree to pay the Agent a fee in the amount of 0.125% of the principal amount of the [*] Direct Purchase Notes sold through the Agent and a fee in the amount of 0.175% of the principal amount of the [*] Direct Purchase Notes sold through the Agent. Such fee shall be paid from the proceeds to the Seller and TMCC on the date of such sale.

          4. PAYMENT OF EXPENSES. The Seller and TMCC will pay all their respective expenses, if any, incident to the issuance of the Direct Purchase Notes and the performance of its obligations, if any, under this Agreement. The Agent will pay all of its expenses, if any, incident to the issuance of the Direct Purchase Notes and the performance of its obligations, if any, under this Agreement.

          5. INDEMNIFICATION, CONTRIBUTION AND LIMIT ON LIABILITY.

          (a) The Seller and TMCC will, jointly and severally, indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several as incurred, to which the Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Term Sheet, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse

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[*] Confidential information omitted and filed separately with the Commission.


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the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Seller nor TMCC will be liable to the extent that any such loss, claim, damage or liability arises or is based on the Underwriter's Information; and provided further, that neither the Seller nor TMCC will be liable under this subsection (a) to the Agent to the extent that such loss, claim, damages or liabilities arose out of or is based upon an untrue statement or alleged untrue statement or omission made in any Term Sheet that is corrected in the Prospectus (or any amendment or supplement thereto) that has been previously made available to the Agent if the person asserting such loss, claim, damage or liability was not sent or given the Prospectus (or any amendment or supplement thereto) on or prior to the confirmation of the sale of the Direct Purchase Notes.

          (b) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent does not contain a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party (unless such statement is agreed to by the indemnified party in writing); provided, however, that in the event such settlement, compromise or consent by the indemnifying party does not include an unconditional release of each indemnified party from all liability arising out of any litigation, investigation, proceeding or claim; the provisions of this Section with respect to indemnification shall continue and survive.

          (c) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and TMCC on the one hand and the Agent, on the other hand, from the offering of the Direct Purchase Notes or

(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller and TMCC on the one hand and the Agent on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and TMCC on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Direct Purchased Notes (before deducting expenses) received by the Seller and TMCC bear to the total fees received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or TMCC or the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c). Notwithstanding the provisions of this subsection (c), the Agent shall not be required to contribute any amount in excess of the amount by which the price to purchasers at which the Direct Purchase Notes placed by it exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (d) The obligations of the Seller and TMCC under this Section shall be in addition to any liability that the Seller or TMCC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the Act; and the obligations of the Agent under this Section shall be in addition to any liability that the Agent my otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller or TMCC, to each officer of the Seller or TMCC who has signed any Registration Statement and to each person, if any, who controls the Seller or TMCC within the meaning of the Act.

     (e) The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Seller and TMCC and the Agent in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by any Agent or on behalf of the Agent or any person controlling the Agent or by or on behalf of the Seller and TMCC and their respective directors or officers or any person controlling either the Seller or TMCC and (iii) placement of the Direct Purchase Notes.

          6. OPINIONS.

     The Seller and TMCC agrees that all opinions with respect to the transaction that are addressed to the Representatives will also include as addressee: Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Placement Agent.

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


          7. NOTICES.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Seller:

          Toyota Motor Credit Receivables Corporation
          19001 South Western Avenue
          Torrance, California 90501
          Attention: Lloyd Mistele - President

     If to TMCC:

          Toyota Motor Credit Receivables Corporation
          19001 South Western Avenue
          Torrance, California 90501
          Attention: George Borst - Senior Vice President and General Manager Telephone No.: (310) 787-1310
          Telecopy No.:  (310) 787-6194

     If to the Agent:

          Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
          4 World Financial Center
          New York, New York 10080
          Attention: Manager-Asset Backed Finance Group
          Telephone No.: (212) 449-0349
          Telecopy No.: (212) 449-9015



          8. PARTIES.

          This Agreement shall inure to the benefit of and be binding upon the Agent, the Seller, TMCC and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons referred to in Section 5 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Direct Purchase Notes shall be deemed to be a successor by reason merely of such purchase.

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


          9. COUNTERPARTS.

          This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

          10. TERMINATION OF THIS AGREEMENT.

     This Agreement and each Party's obligations hereunder may be terminated by the Agent or by the Seller and TMCC by notice thereof to the other party at any time prior to such time as the Agent shall have arranged the purchase by any purchaser of the Direct Purchase Notes or subsequent to such time if any purchaser has defaulted on its obligation to purchase such Direct Purchase Notes; provided, however, that in the event the Seller and TMCC do not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any respect, this Agreement and all of the Agent's obligations hereunder may be immediately terminated by the Agent by notice thereof to the Seller and TMCC. Notwithstanding any termination of or under this Agreement as provided herein, there shall be no liability of any party to any other party, except as otherwise provided in the Section 4 relating to the payment of fees and expenses and it being further understood that the Sections relating to indemnification, limitations on the liability of indemnified parties, contribution, settlements and choice of law will survive any such termination.

          11. WRITING REQUIRED TO WAIVE, AMEND OR MODIFY.

     No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.

          12. PARTIES.

     This Agreement incorporates the entire understanding of the parties with respect to this engagement of the Agent by the Seller and TMCC, and supersedes all previous agreements regarding such engagement, should they exist.

          13. GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

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


     If the foregoing is in accordance with your understanding of our agreement, please sign and return ten counterparts hereof, whereupon this Placement Agency Agreement, along with all counterparts, will become a binding agreement among the Seller, TMCC and the Agent in accordance with its terms.

                          Very truly yours,

                          TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION


                          By:   /s/  LLOYD MISTELE
                             --------------------------------------------------
                             Name:    Lloyd Mistele
                             Title:   President

                          TOYOTA MOTOR CREDIT CORPORATION


                          By:   /s/  GEORGE E. BORST
                             --------------------------------------------------
                             Name:    George E. Borst
                             Title:   Senior Vice President and General Manager


CONFIRMED AND ACCEPTED,

as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:      /s/  THEODORE F. BRECK
     ------------------------------------------------
         Name:    Theodore F. Breck
         Title:   Authorized Signatory


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